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                     THIRTEENTH AMENDMENT
                               TO
                     ANGELICA CORPORATION
                   RETIREMENT SAVINGS PLAN


     WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri (hereinafter the "Company"), established and continues to maintain the Angelica Corporation Retirement Savings Plan (hereinafter the
"Plan"); and

     WHEREAS, effective August 1, 1996, the Company desires to make certain amendments to the Plan.

     NOW, THEREFORE, the Plan is hereby amended, effective as of August 1, 1996, as follows:

                               I.

     Section 1.4 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "1.4. `Base Pay' shall mean the total of all remuneration actually paid by the Participating Employer during the Plan Year determined before reduction under a salary deferral election entered into by the Participant in accordance with Section 4.3.
     Base Pay shall include salary, bonuses, commissions, wages and overtime payments. Base Pay shall not include any remuneration paid to the Participant by the Company or Participating Employer after the Participant's termination of employment, severance pay, unused vacation pay, expenses paid for or reimbursed to a Participant, any matching contributions in cash and/or Company stock made by the Employing Companies on behalf of the Participant under an incentive, stock or nonqualified deferred compensation plan maintained by the Employing Companies, and all Matching Contributions made under this Plan and contributions made to any other plan maintained by the Employing Companies or to which the Employing Companies are required to make contributions on behalf of the Participant which satisfy the requirements of Code Section 401, or any other statute of similar import. Base Pay shall not exceed $150,000, or such amount as provided in Code
     Section 401(a)(17) for such Plan Year."

                             II.

     The following Section 10.5 is hereby added to the Plan which shall read as follows:

          "Section 10.5. A Participant may be charged a loan processing fee in such amount and at such time as determined by the Administrator."



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     IN WITNESS WHEREOF, the Company has executed this Thirteenth
Amendment and affixed its corporate seal hereto by its duly
authorized officer on this 30th day of     July         , 1996.
                           ----        -----------------


                              ANGELICA CORPORATION


                           By       /s/ L. J. Young
                              -------------------------------------
                              Chairman of the Board,
                              President and Chief Executive Officer

[SEAL]

WITNESSED BY:


/s/ Jill Witter
- -------------------------------------
Secretary



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